Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2026 THIRD QUARTER RESULTS

Met or Exceeded Guidance on Nearly All Metrics Provided

Gross Margins Improved Sequentially for Second Quarter in a Row

The Dollar Value of Consolidated Domestic Backlog Increased 5% Year Over Year

MATAWAN, NJ, August 20, 2026 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine months ended July 31, 2026.

RESULTS FOR THE THREE-MONTH AND NINE-MONTH PERIODS ENDED JULY 31, 2026:

•         Total revenues were $705.7 million in the third quarter of fiscal 2026, which was within the guidance range we provided, compared with $800.6 million in the same quarter of the prior year. For the nine months ended July 31, 2026, total revenues were $2.01 billion compared with $2.16 billion in the first nine months of fiscal 2025.

•         Domestic unconsolidated joint ventures sale of homes revenues for the third quarter of fiscal 2026 was $155.6 million (225 homes) compared with $165.0 million (245 homes) for the three months ended July 31, 2025. For the first nine months of fiscal 2026, domestic unconsolidated joint ventures sale of homes revenues was $353.9 million (524 homes) compared with $441.2 million (649 homes) in the nine months ended July 31, 2025.

•         Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 11.8% for the three months ended July 31, 2026, compared with 11.7% during the third quarter a year ago. In the first nine months of fiscal 2026, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 10.8% compared with 13.5% in the same period of the prior fiscal year.

•         Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 14.6% during the fiscal 2026 third quarter, which was within the guidance range we provided, compared with 17.3% in last year’s third quarter. For the second quarter in a row, gross margins, on both a GAAP and non-GAAP basis, improved sequentially in the third quarter as margins rebounded from the first‑quarter trough. For the nine months ended July 31, 2026, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 14.2% compared with 17.6% in the first nine months of the previous fiscal year.

•         Total SG&A was $86.9 million, or 12.3% of total revenues, in the third quarter of fiscal 2026, which was better than the guidance range we provided, compared with $90.8 million, or 11.3% of total revenues, in the third quarter of fiscal 2025. Total SG&A was $254.9 million, or 12.7% of total revenues, in the first nine months of fiscal 2026 compared with $258.3 million, or 12.0% of total revenues, in the first nine months of the previous fiscal year.

•         Total interest expense was $30.5 million, or 4.3% of total revenues, for the third quarter of fiscal 2026, compared with $34.0 million, or 4.2% of total revenues, for the third quarter of fiscal 2025. For the nine months ended July 31, 2026, total interest expense was $87.7 million, or 4.4% of total revenues, compared with $92.0 million, or 4.3% of total revenues, in the first nine months of the previous fiscal year.

•         Loss before income taxes for the third quarter of fiscal 2026 was $2.8 million compared with income of $23.8 million in the third quarter of the prior fiscal year. For the first nine months of fiscal 2026, income before income taxes was $26.3 million compared with $90.2 million during the first nine months of the prior fiscal year.

•         Loss before income taxes, excluding land-related charges, was $2.3 million in the third quarter of fiscal 2026, compared with income before these items of $39.8 million in the third quarter of fiscal 2025. For the nine months ended July 31, 2026, income before income taxes excluding land-related charges and gain on extinguishment of debt, net was $37.9 million compared with income before these items of $109.9 million in the same period of fiscal 2025.

•         Net loss available to common stockholders was $4.5 million, or $0.70 per diluted common share, for the three months ended July 31, 2026, compared with net income available to common stockholders of $13.9 million, or $1.99 per diluted common share, in the same period of the previous fiscal year. For the first nine months of fiscal 2026, net income available to common stockholders was $10.8 million, or $1.55 per diluted common share, compared with net income available to common stockholders of $56.5 million, or $7.94 per diluted common share, during the first nine months of fiscal 2025.

•         EBITDA was $31.4 million for the third quarter of fiscal 2026 compared with $61.0 million for the third quarter of the prior year. For the first nine months of fiscal 2026, EBITDA was $124.5 million compared with $190.7 million in the same period of the prior year.

•         Adjusted EBITDA was $31.9 million for the quarter ended July 31, 2026, which was within the guidance range we provided, compared with $77.1 million in the third quarter of the prior fiscal year. For the first nine months of fiscal 2026, adjusted EBITDA was $136.1 million compared with $210.4 million in the same period of the prior year.

•         Consolidated domestic contracts(1) in the third quarter of fiscal 2026 decreased 4.6% to 1,155 homes ($622.6 million) compared with 1,211 homes ($619.6 million) in the same quarter last year. Domestic contracts, including domestic unconsolidated joint ventures, for the three months ended July 31, 2026, decreased 4.0% to 1,359 homes ($760.2 million) compared with 1,416 homes ($749.0 million) in the third quarter of fiscal 2025.

•         As of July 31, 2026, the number of consolidated domestic communities was 123, compared with 124 as of July 31, 2025. Including domestic unconsolidated joint ventures, domestic community count was 147 as of July 31, 2026 compared with 146 as of July 31, 2025.

•         Consolidated domestic contracts per community decreased 4.1% year-over-year to 9.4 in the third quarter of fiscal 2026, compared to 9.8 in the same quarter of fiscal 2025. When including domestic unconsolidated joint ventures, domestic contracts per community decreased 5.2% to 9.2 for the three months ended July 31, 2026, compared with 9.7 in the prior-year period.

•         The dollar value of consolidated domestic contract backlog, as of July 31, 2026, increased 5.1% to $881.9 million compared with $838.8 million as of July 31, 2025. The dollar value of domestic contract backlog, including domestic unconsolidated joint ventures, as of July 31, 2026, increased 4.8% to $1.16 billion compared with $1.10 billion as of July 31, 2025.

•         The gross domestic contract cancellation rate for consolidated contracts was unchanged year over year at 19% for the quarter ended July 31, 2026. The gross domestic contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 18% for the third quarter of fiscal 2026 compared with 19% in the third quarter of the prior year.

•         For the trailing twelve-month period our net income return on inventory was 1.0% and our adjusted earnings before interest and income taxes return on investment (Adjusted EBIT ROI) was 13.1%. For the most recently reported trailing twelve-month periods, we believe we had the second highest Adjusted EBIT ROI compared to eight of our publicly traded midsized homebuilder peers.

(1)When we refer to “domestic” deliveries, contracts, communities or backlog, we are excluding results from our HOV Global (Kingdom of Saudi Arabia) operations.

LIQUIDITY AND INVENTORY AS OF JULY 31, 2026:

•         During the third quarter of fiscal 2026, domestic land and land development spending was $231.9 million compared with $192.6 million in the same quarter one year ago. For the first nine months of fiscal 2026, domestic land and land development spending was $644.9 million compared with $660.0 million in the same period one year ago.

•         Total liquidity as of July 31, 2026, was $379.8 million, which was significantly above our target liquidity range of $170 million to $245 million.

•         In the third quarter of fiscal 2026, approximately 3,000 lots were put under option or acquired in 38 domestic consolidated communities.

•         As of July 31, 2026, our total domestic controlled consolidated lots were 34,373 compared with 40,246 lots at the end of the previous fiscal year’s third quarter. Continuing our land-light strategic focus, 87% of our lots were optioned at the end of the third quarter of fiscal 2026, which is the highest percentage of option lots in our Company’s history. Based on trailing twelve-month deliveries, the current controlled lots position equaled 6.8 years’ supply.

•         Total domestic QMIs as of July 31, 2026, were 820, a decline of 19.3% compared with 1,016 as of July 31, 2025, illustrating our efforts to match our starts with our sales pace. This equates to 6.7 QMIs per community as of July 31, 2026. Total domestic finished QMIs as of July 31, 2026, were 194, a decline of 39.9% compared with 323 as of July 31, 2025.

FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the fourth quarter of fiscal 2026. Financial guidance below assumes no adverse changes in current market conditions, including deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $123.90 on July 31, 2026.

For the fourth quarter of fiscal 2026, total revenues are expected to be between $800 million and $900 million, adjusted homebuilding gross margin is expected to be between 15.0% and 16.5%, adjusted income before income taxes is expected to be between $15 million and $30 million and adjusted EBITDA is expected to be between $50 million and $65 million.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“During the third quarter, we delivered results that were generally in line with the guidance we provided, including revenues, gross margin, SG&A, income from unconsolidated joint ventures and Adjusted EBITDA,” said Ara K. Hovnanian, Chairman of the Board and Chief Executive Officer. “Adjusted income before income taxes was slightly below our guidance range to a loss, primarily because income from unconsolidated joint ventures came in at the lower end of our guidance range. While we are disappointed to have fallen short of our profitability target, this marks the first time in more than five years that we reported adjusted pretax income below our guided range, and we remain focused on improving execution while continuing to navigate a housing market challenged by affordability concerns, elevated mortgage rates and inconsistent consumer confidence due to geopolitical and economic uncertainty.”

“As we look ahead, we believe the Company is well positioned for future success. Our inventory position is healthier, our land portfolio is increasingly aligned with today’s market conditions, and our balance sheet remains strong. At the same time, a growing percentage of our deliveries are expected to come from newer communities acquired and underwritten under current market assumptions, which we believe will support improved margins and returns over time. Our disciplined land-light strategy and focus on maintaining an appropriate sales pace should support continued capital efficiency and position us to create meaningful long-term value for our shareholders,” Mr. Hovnanian concluded.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2026 third quarter results conference call at 11:00 a.m. E.T. on Thursday, August 20, 2026. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and gain on extinguishment of debt, net (“Adjusted EBITDA”), the ratio of Adjusted EBITDA to interest incurred and EBIT before inventory impairments and land option write-offs and gain on extinguishment of debt, net (“Adjusted EBIT”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net (loss) income. The reconciliation for historical periods of EBIT, EBITDA, Adjusted EBIT and Adjusted EBITDA to net (loss) income are presented in tables attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted (loss) income before income taxes, which is defined as (loss) income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) income before income taxes. The reconciliation for historical periods of adjusted (loss) income before income taxes to (loss) income before income taxes is presented in a table attached to this earnings release.

Adjusted investment, which is defined as total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures (“Adjusted Investment”), is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. The reconciliation for historical periods of Adjusted Investment to total inventories is presented in a table attached to this earnings release.

The ratio of Adjusted EBIT return on adjusted investment (“Adjusted EBIT ROI”), which is the ratio of Adjusted EBIT for the trailing twelve-months, to the average Adjusted Investment for the prior five fiscal quarters, is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net (loss) income return to total inventories. The presentation of the ratios of Adjusted EBIT ROI and net (loss) income return on inventory are presented in a table attached to this earnings release.

Total liquidity is comprised of $249.1 million of cash and cash equivalents, $5.7 million of restricted cash required to collateralize letters of credit and $125.0 million available under a senior secured revolving credit facility as of July 31, 2026.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries and changes in immigration laws or the enforcement thereof and trends in labor migration; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) increases in inflation; (5) adverse weather and other environmental conditions and natural or man-made disasters; (6) the seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (8) reliance on, and the performance of, subcontractors; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) increases in cancellations of agreements of sale; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) global economic and political instability; (18) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (19) availability and terms of financing to the Company; (20) the Company’s sources of liquidity; (21) changes in credit ratings; (22) government regulation, including regulations concerning the development of land, the home building, sales and customer financing processes, tax laws and environmental, health and safety matters; (23) potential liability as a result of the past or present use of hazardous materials; (24) operations through unconsolidated joint ventures with third parties; (25) significant influence of the Company’s controlling stockholders; (26) availability of net operating loss carryforwards; (27) loss of key management personnel or failure to attract qualified personnel; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2026 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
July 31, 2026
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Total revenues	$705,746	$800,583	$2,005,343	$2,160,677
Costs and expenses (1)	711,918	792,292	1,984,808	2,104,640
Gain on extinguishment of debt, net	-	-	-	399
Income from unconsolidated joint ventures	3,397	15,511	5,731	33,759
(Loss) income before income taxes	(2,775)	23,802	26,266	90,195
(Benefit) provision for income taxes	(560)	7,187	8,217	25,663
Net (loss) income	(2,215)	16,615	18,049	64,532
Less: net (loss) income attributable noncontrolling interest	(414)	-	(725)	-
Net (loss) income attributable to Hovnanian Enterprises, Inc.	(1,801)	16,615	18,774	64,532
Less: preferred stock dividends	2,669	2,669	8,007	8,007
Net (loss) income available to common stockholders	$(4,470)	$13,946	$10,767	$56,525

Per share data:
Basic:
Net (loss) income per common share	$(0.70)	$2.14	$1.65	$8.55
Weighted average number of common shares outstanding	6,412	6,399	6,439	6,442
Assuming dilution:
Net (loss) income per common share	$(0.70)	$1.99	$1.55	$7.94
Weighted average number of common shares outstanding	6,412	6,887	6,840	6,936

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
July 31, 2026
Reconciliation of (loss) income before income taxes excluding land-related charges and gain on extinguishment of debt, net to (loss) income before income taxes
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
(Loss) income before income taxes	$(2,775)	$23,802	$26,266	$90,195
Inventory impairments and land option write-offs	493	16,045	11,602	20,141
Gain on extinguishment of debt, net	-	-	-	(399)
(Loss) income before income taxes excluding land-related charges and gain on extinguishment of debt, net (1)	$(2,282)	$39,847	$37,868	$109,937

(1) (Loss) income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) income before income taxes.

Hovnanian Enterprises, Inc.
July 31, 2026
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Sale of homes	$679,042	$769,050	$1,858,989	$2,066,278
Cost of sales, excluding interest expense and land charges (1)	579,573	636,015	1,595,651	1,702,360
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	99,469	133,035	263,338	363,918
Cost of sales interest expense, excluding land sales interest expense	19,098	26,868	51,537	65,544
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	80,371	106,167	211,801	298,374
Land charges	493	16,045	11,602	20,141
Homebuilding gross margin	$79,878	$90,122	$200,199	$278,233

Homebuilding gross margin percentage	11.8%	11.7%	10.8%	13.5%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	14.6%	17.3%	14.2%	17.6%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	11.9%	13.8%	11.4%	14.4%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Land and lot sales	$10	$1,193	$68,224	$20,623
Cost of sales, excluding interest	3	241	24,617	10,475
Land and lot sales gross margin, excluding interest	7	952	43,607	10,148
Land and lot sales interest expense	-	-	118	618
Land and lot sales gross margin, including interest	$7	$952	$43,489	$9,530

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
July 31, 2026
Reconciliation of adjusted EBITDA to net (loss) income
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Net (loss) income	$(2,215)	$16,615	$18,049	$64,532
(Benefit) provision for income taxes	(560)	7,187	8,217	25,663
Interest expense	30,475	34,017	87,680	91,973
EBIT (1)	27,700	57,819	113,946	182,168
Depreciation and amortization	3,723	3,192	10,536	8,513
EBITDA (2)	31,423	61,011	124,482	190,681
Inventory impairments and land option write-offs	493	16,045	11,602	20,141
Gain on extinguishment of debt, net	-	-	-	(399)
Adjusted EBITDA (3)	$31,916	$77,056	$136,084	$210,423

Interest incurred	$30,222	$28,523	$91,584	$88,210

Adjusted EBITDA to interest incurred	1.06	2.70	1.49	2.39

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairments and land option write-offs and gain on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
July 31, 2026
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$46,736	$53,633	$43,263	$57,671
Plus: interest incurred	30,222	28,523	91,584	88,210
Less: interest expensed	(30,475)	(34,017)	(87,680)	(91,973)
Less: interest contributed to unconsolidated joint ventures (1)	-	-	(1,109)	(5,769)
Plus: interest acquired from unconsolidated joint ventures (2)	-	-	425	-
Interest capitalized at end of period (3)	$46,483	$48,139	$46,483	$48,139

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the Company entered into during the nine months ended July 31, 2026 and 2025. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Represents capitalized interest which was included as part of the assets acquired from a joint venture closed out during the nine months ended July 31, 2026. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

Hovnanian Enterprises, Inc.
July 31, 2026
Reconciliation of Adjusted EBIT Return on Adjusted Investment
(in thousands)

					TTM
	For the quarter ended				ended
	10/31/2025	1/31/2026	4/30/2026	7/31/2026	7/31/2026
Net (loss) income	$(667)	$20,859	$(595)	$(2,215)	$17,382

	As of					Five Quarter
	7/31/2025	10/31/2025	1/31/2026	4/30/2026	7/31/2026	Average
Total inventories	$1,692,932	$1,637,470	$1,647,970	$1,723,587	$1,794,444	$1,699,281
Return on Inventory						1.0%

					TTM
	For the quarter ended				ended
	10/31/2025	1/31/2026	4/30/2026	7/31/2026	7/31/2026
Net (loss) income	$(667)	$20,859	$(595)	$(2,215)	$17,382
(Benefit) provision for income taxes	(3,441)	7,843	934	(560)	4,776
Interest expense	34,443	28,749	28,456	30,475	122,123
EBIT (1)	30,335	57,451	28,795	27,700	144,281
Inventory impairments and land option write-offs	19,430	2,359	8,750	493	31,032
Loss on extinguishment of debt, net	33,512	-	-	-	33,512
Adjusted EBIT (2)	$83,277	$59,810	$37,545	$28,193	$208,825

	As of
	7/31/2025	10/31/2025	1/31/2026	4/30/2026	7/31/2026
Total inventories	$1,692,932	$1,637,470	$1,647,970	$1,723,587	$1,794,444
Less Liabilities from inventory not owned, net of debt issuance costs	(236,644)	(244,723)	(235,945)	(253,441)	(228,622)
Less Interest capitalized at end of period	(48,139)	(43,263)	(43,397)	(46,736)	(46,483)
Plus Investments in and advances to unconsolidated joint ventures	218,356	163,469	146,631	148,480	155,086	Five Quarter
Plus Goodwill	-	-	31,705	31,705	31,705	Average
Adjusted Investment (3)	$1,626,505	$1,512,953	$1,546,964	$1,603,595	$1,706,130	$1,599,229
Adjusted EBIT Return on Adjusted Investment (4)						13.1%

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.

(2) Adjusted EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. Adjusted EBIT represents earnings before interest expense, income taxes, inventory impairments and land option write-offs and loss on extinguishment of debt, net.

(3) Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. Adjusted Investment represents total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures.

(4) The ratio of Adjusted EBIT Return on Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net (loss) income to total inventories.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	July 31, 2026	October 31, 2025
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$249,090	$272,772
Restricted cash and cash equivalents	9,208	12,608
Inventories:
Sold and unsold homes and lots under development	1,267,287	1,132,798
Land and land options held for future development or sale	178,913	171,793
Consolidated inventory not owned	348,244	332,879
Total inventories	1,794,444	1,637,470
Investments in and advances to unconsolidated joint ventures	155,086	163,469
Receivables, deposits and notes, net	49,603	26,454
Property and equipment, net	56,223	50,539
Goodwill	31,705	-
Deferred tax assets, net	224,442	229,617
Prepaid expenses and other assets	128,537	89,773
Total homebuilding	2,698,338	2,482,702

Financial services	162,720	151,211

Total assets	$2,861,058	$2,633,913

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$32,411	$29,494
Accounts payable and other liabilities	466,507	438,920
Customers’ deposits	235,355	46,376
Liabilities from inventory not owned, net of debt issuance costs	228,622	244,723
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	902,492	900,718
Accrued interest	33,017	11,874
Total homebuilding	1,898,404	1,672,105

Financial services	141,698	130,873

Total liabilities	2,040,102	1,802,978

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2026 and October 31, 2025	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,645,124 shares at July 31, 2026 and 6,503,722 shares at October 31, 2025	66	65
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 865,304 shares at July 31, 2026 and 812,410 shares at October 31, 2025	9	8
Paid in capital - common stock	752,821	757,391
Retained Earnings	138,093	127,326
Treasury stock - at cost – 1,523,992 shares of Class A common stock at July 31, 2026 and 1,348,087 shares at October 31, 2025; 27,669 shares of Class B common stock at July 31, 2026 and October 31, 2025	(207,621)	(189,154)
Total Hovnanian Enterprises Inc. stockholders’ equity	818,667	830,935
Noncontrolling interest	2,289	-
Total equity	820,956	830,935
Total liabilities and equity	$2,861,058	$2,633,913

(1)    Derived from the audited balance sheet as of October 31, 2025

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2026	2025	2026	2025
Revenues:
Homebuilding:
Sale of homes	$679,042	$769,050	$1,858,989	$2,066,278
Land sales and other revenues	3,032	2,967	80,276	27,573
Total homebuilding	682,074	772,017	1,939,265	2,093,851
Financial services	23,672	28,566	66,078	66,826
Total revenues	705,746	800,583	2,005,343	2,160,677

Expenses:
Homebuilding:
Cost of sales, excluding interest	579,576	636,256	1,620,268	1,712,835
Cost of sales interest	19,098	26,868	51,655	66,162
Inventory impairments and land option write-offs	493	16,045	11,602	20,141
Total cost of sales	599,167	679,169	1,683,525	1,799,138
Selling, general and administrative	49,469	55,770	156,748	161,087
Total homebuilding expenses	648,636	734,939	1,840,273	1,960,225

Financial services	13,980	14,715	40,576	41,043
Corporate general and administrative	37,399	35,029	98,116	97,221
Other interest	11,377	7,149	36,025	25,811
Other expense (income), net (1)	526	460	(30,182)	(19,660)
Total expenses	711,918	792,292	1,984,808	2,104,640
Gain on extinguishment of debt, net	-	-	-	399
Income from unconsolidated joint ventures	3,397	15,511	5,731	33,759
(Loss) income before income taxes	(2,775)	23,802	26,266	90,195
(Benefit) provision for income taxes	(560)	7,187	8,217	25,663
Net (loss) income	(2,215)	16,615	18,049	64,532
Less: net (loss) income attributable to noncontrolling interest	(414)	-	(725)	-
Net (loss) income attributable to Hovnanian Enterprises, Inc.	(1,801)	16,615	18,774	64,532
Less: preferred stock dividends	2,669	2,669	8,007	8,007
Net (loss) income available to common stockholders	$(4,470)	$13,946	$10,767	$56,525

Per share data:
Basic:
Net (loss) income per common share	$(0.70)	$2.14	$1.65	$8.55
Weighted-average number of common shares outstanding	6,412	6,399	6,439	6,442
Assuming dilution:
Net (loss) income per common share	$(0.70)	$1.99	$1.55	$7.94
Weighted-average number of common shares outstanding	6,412	6,887	6,840	6,936

(1) Includes $26.8 million gain on consolidation of joint ventures for the nine months ended July 31, 2026, and $22.7 million gain on contribution of assets to a joint venture for the nine months ended July 31, 2025.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Northeast
(DE, MD, NJ, OH, PA, VA, WV)	Home	468	416	12.5%	423	479	(11.7)%	820	761	7.8%
	Dollars	$267,902	$226,020	18.5%	$232,278	$288,008	(19.4)%	$486,756	$444,862	9.4%
	Avg. Price	$572,440	$543,317	5.4%	$549,121	$601,269	(8.7)%	$593,605	$584,576	1.5%
Southeast
(FL, GA, SC)	Home	177	157	12.7%	178	195	(8.7)%	211	228	(7.5)%
	Dollars	$82,767	$79,267	4.4%	$93,093	$104,493	(10.9)%	$109,688	$130,678	(16.1)%
	Avg. Price	$467,610	$504,885	(7.4)%	$522,994	$535,862	(2.4)%	$519,848	$573,149	(9.3)%
West
(AZ, CA, TX)	Home	510	638	(20.1)%	658	757	(13.1)%	478	502	(4.8)%
	Dollars	$271,884	$314,349	(13.5)%	$353,671	$376,549	(6.1)%	$285,462	$263,272	8.4%
	Avg. Price	$533,106	$492,710	8.2%	$537,494	$497,423	8.1%	$597,201	$524,446	13.9%
Domestic Subtotal
	Home	1,155	1,211	(4.6)%	1,259	1,431	(12.0)%	1,509	1,491	1.2%
	Dollars	$622,553	$619,636	0.5%	$679,042	$769,050	(11.7)%	$881,906	$838,812	5.1%
	Avg. Price	$539,007	$511,673	5.3%	$539,350	$537,421	0.4%	$584,431	$562,584	3.9%
HOV Global (2)
(Kingdom of Saudi Arabia)	Home	23	0	0.0%	0	0	0.0%	788	0	0.0%
	Dollars	$5,481	$0	0.0%	$0	$0	0.0%	$191,445	$0	0.0%
	Avg. Price	$238,304	$0	0.0%	$0	$0	0.0%	$242,951	$0	0.0%
Consolidated Total
	Home	1,178	1,211	(2.7)%	1,259	1,431	(12.0)%	2,297	1,491	54.1%
	Dollars	$628,034	$619,636	1.4%	$679,042	$769,050	(11.7)%	$1,073,351	$838,812	28.0%
	Avg. Price	$533,136	$511,673	4.2%	$539,350	$537,421	0.4%	$467,284	$562,584	(16.9)%
Unconsolidated Joint Ventures
(excluding KSA JV)	Home	204	205	(0.5)%	225	245	(8.2)%	383	387	(1.0)%
(2) (3)	Dollars	$137,665	$129,354	6.4%	$155,567	$164,971	(5.7)%	$273,861	$264,240	3.6%
	Avg. Price	$674,828	$630,995	6.9%	$691,409	$673,351	2.7%	$715,042	$682,791	4.7%
Grand Total
	Home	1,382	1,416	(2.4)%	1,484	1,676	(11.5)%	2,680	1,878	42.7%
	Dollars	$765,699	$748,990	2.2%	$834,609	$934,021	(10.6)%	$1,347,212	$1,103,052	22.1%
	Avg. Price	$554,051	$528,948	4.7%	$562,405	$557,292	0.9%	$502,691	$587,355	(14.4)%

KSA JV Only
	Home	0	39	(100.0)%	0	1	(100.0)%	0	607	(100.0)%
	Dollars	$0	$9,193	(100.0)%	$0	$177	(100.0)%	$0	$148,308	(100.0)%
	Avg. Price	$0	$235,718	(100.0)%	$0	$177,000	(100.0)%	$0	$$244,329	(100.0)%

DELIVERIES INCLUDE EXTRAS

Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) In the first quarter of fiscal 2026, we acquired a controlling financial interest in a previously unconsolidated joint venture in the Kingdom of Saudi Arabia ("KSA").

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Northeast (2)(3)
(DE, MD, NJ, OH, PA, VA, WV)	Home	1,419	1,353	4.9%	1,226	1,374	(10.8)%	820	761	7.8%
	Dollars	$793,811	$739,452	7.4%	$688,794	$826,071	(16.6)%	$486,756	$444,862	9.4%
	Avg. Price	$559,416	$546,528	2.4%	$561,822	$601,216	(6.6)%	$593,605	$584,576	1.5%
Southeast (3)
(FL, GA, SC)	Home	525	461	13.9%	485	472	2.8%	211	228	(7.5)%
	Dollars	$255,440	$239,237	6.8%	$240,517	$230,533	4.3%	$109,688	$130,678	(16.1)%
	Avg. Price	$486,552	$518,952	(6.2)%	$495,911	$488,417	1.5%	$519,848	$573,149	(9.3)%
West (2) (4)
(AZ, CA, TX)	Home	1,865	2,000	(6.8)%	1,781	2,124	(16.1)%	478	502	(4.8)%
	Dollars	$998,065	$990,833	0.7%	$929,678	$1,009,674	(7.9)%	$285,462	$263,272	8.4%
	Avg. Price	$535,155	$495,417	8.0%	$521,998	$475,364	9.8%	$597,201	$524,446	13.9%
Domestic Subtotal
	Home	3,809	3,814	(0.1)%	3,492	3,970	(12.0)%	1,509	1,491	1.2%
	Dollars	$2,047,316	$1,969,522	3.9%	$1,858,989	$2,066,278	(10.0)%	$881,906	$838,812	5.1%
	Avg. Price	$537,494	$516,393	4.1%	$532,357	$520,473	2.3%	$584,431	$562,584	3.9%
HOV Global (5)
(Kingdom of Saudi Arabia)	Home	42	0	0.0%	0	0	0.0%	788	0	0.0%
	Dollars	$9,978	$0	0.0%	$0	$0	0.0%	$191,445	$0	0.0%
	Avg. Price	$237,571	$0	0.0%	$0	$0	0.0%	$242,951	$0	0.0%
Consolidated Total
	Home	3,851	3,814	1.0%	3,492	3,970	(12.0)%	2,297	1,491	54.1%
	Dollars	$2,057,294	$1,969,522	4.5%	$1,858,989	$2,066,278	(10.0)%	$1,073,351	$838,812	28.0%
	Avg. Price	$534,223	$516,393	3.5%	$532,357	$520,473	2.3%	$467,284	$562,584	(16.9)%
Unconsolidated Joint Ventures
(excluding KSA JV)	Home	582	631	(7.8)%	524	649	(19.3)%	383	387	(1.0)%
(2) (3) (4) (6)	Dollars	$398,130	$406,316	(2.0)%	$353,872	$441,242	(19.8)%	$273,861	$264,240	3.6%
	Avg. Price	$684,072	$643,924	6.2%	$675,328	$679,880	(0.7)%	$715,042	$682,791	4.7%
Grand Total
	Home	4,433	4,445	(0.3)%	4,016	4,619	(13.1)%	2,680	1,878	42.7%
	Dollars	$2,455,424	$2,375,838	3.3%	$2,212,861	$2,507,520	(11.8)%	$1,347,212	$1,103,052	22.1%
	Avg. Price	$553,897	$534,497	3.6%	$551,011	$542,871	1.5%	$502,691	$587,355	(14.4)%

KSA JV Only
	Home	23	332	(93.1)%	0	1	(100.0)%	0	607	(100.0)%
	Dollars	$5,690	$84,125	(93.2)%	$0	$177	(100.0)%	$0	$148,308	(100.0)%
	Avg. Price	$247,391	$253,389	(2.4)%	$0	$177,000	(100.0)%	$0	$$244,329	(100.0)%

DELIVERIES INCLUDE EXTRAS

Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Includes 67 homes and $53.3 million and 3 homes and $1.3 million of contract backlog related to the assets and liabilities in the Northeast and West segments, respectively, that were acquired from a joint venture the Company closed out during the three months ended January 31, 2026.

(3) Includes 71 homes and $54.7 million and 49 homes and $32.9 million of contract backlog related to the assets and liabilities in the Northeast and Southeast segments, respectively, that were contributed to a joint venture the Company entered into during the three months ended January 31, 2026.

(4) Includes 8 homes and $5.0 million of contract backlog related to the assets and liabilities in the West segment that were contributed to a joint venture the Company entered into during the three months ended January 31, 2025.

(5) Includes 746 homes and $181.5 million of contract backlog related to the assets and liabilities acquired from the unconsolidated KSA JV, which the Company consolidated during the three months ended January 31, 2026.

(6) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Northeast (2)
(Unconsolidated Joint Ventures)	Home	105	131	(19.8)%	126	144	(12.5)%	224	290	(22.8)%
(Excluding KSA JV)	Dollars	$76,095	$84,837	(10.3)%	$94,802	$99,899	(5.1)%	$166,535	$192,171	(13.3)%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$724,714	$647,611	11.9%	$752,397	$693,743	8.5%	$743,460	$662,659	12.2%
Southeast
(Unconsolidated Joint Ventures)	Home	51	58	(12.1)%	68	77	(11.7)%	103	82	25.6%
(FL, GA, SC)	Dollars	$31,284	$35,362	(11.5)%	$43,304	$51,806	(16.4)%	$65,310	$63,462	2.9%
	Avg. Price	$613,415	$609,690	0.6%	$636,824	$672,805	(5.3)%	$634,078	$773,927	(18.1)%
West
(Unconsolidated Joint Ventures)	Home	48	16	200.0%	31	24	29.2%	56	15	273.3%
(AZ, CA, TX)	Dollars	$30,286	$9,155	230.8%	$17,461	$13,266	31.6%	$42,016	$8,607	388.2%
	Avg. Price	$630,961	$572,188	10.3%	$563,258	$552,750	1.9%	$750,286	$573,800	30.8%
Unconsolidated Joint Ventures
(Excluding KSA JV)	Home	204	205	(0.5)%	225	245	(8.2)%	383	387	(1.0)%
(2) (3)	Dollars	$137,665	$129,354	6.4%	$155,567	$164,971	(5.7)%	$273,861	$264,240	3.6%
	Avg. Price	$674,830	$630,995	6.9%	$691,409	$673,351	2.7%	$715,042	$682,791	4.7%

KSA JV Only
	Home	0	39	(100.0)%	0	1	(100.0)%	0	607	(100.0)%
	Dollars	$0	$9,193	(100.0)%	$0	$177	(100.0)%	$0	$148,308	(100.0)%
	Avg. Price	$0	$235,718	(100.0)%	$0	$177,000	(100.0)%	$0	$244,329	(100.0)%

DELIVERIES INCLUDE EXTRAS

Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) In the first quarter of fiscal 2026, we acquired a controlling financial interest in a previously unconsolidated joint venture in the Kingdom of Saudi Arabia ("KSA").

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Northeast (2) (3)
(Unconsolidated Joint Ventures)	Home	302	386	(21.8)%	309	370	(16.5)%	224	290	(22.8)%
(Excluding KSA JV)	Dollars	$219,736	$250,414	(12.3)%	$217,807	$270,613	(19.5)%	$166,535	$192,171	(13.3)%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$727,603	$648,741	12.2%	$704,877	$731,386	(3.6)%	$743,460	$662,659	12.2%
Southeast (3)
(Unconsolidated Joint Ventures)	Home	158	194	(18.6)%	133	230	(42.2)%	103	82	25.6%
(FL, GA, SC)	Dollars	$100,718	$127,762	(21.2)%	$91,282	$144,792	(37.0)%	$65,310	$63,462	2.9%
	Avg. Price	$637,456	$658,567	(3.2)%	$686,331	$629,530	9.0%	$634,078	$773,927	(18.1)%
West (2) (4)
(Unconsolidated Joint Ventures)	Home	122	51	139.2%	82	49	67.3%	56	15	273.3%
(AZ, CA, TX)	Dollars	$77,676	$28,140	176.0%	$44,783	$25,837	73.3%	$42,016	$8,607	388.2%
	Avg. Price	$636,689	$551,765	15.4%	$546,134	$527,286	3.6%	$750,286	$573,800	30.8%
Unconsolidated Joint Ventures
(Excluding KSA JV)	Home	582	631	(7.8)%	524	649	(19.3)%	383	387	(1.0)%
(2) (3) (4) (5)	Dollars	$398,130	$406,316	(2.0)%	$353,872	$441,242	(19.8)%	$273,861	$264,240	3.6%
	Avg. Price	$684,072	$643,924	6.2%	$675,328	$679,880	(0.7)%	$715,042	$682,791	4.7%

KSA JV Only
	Home	23	332	(93.1)%	0	1	(100.0)%	0	607	(100.0)%
	Dollars	$5,690	$84,125	(93.2)%	$0	$177	(100.0)%	$0	$148,308	(100.0)%
	Avg. Price	$247,391	$253,389	(2.4)%	$0	$177,000	(100.0)%	$0	$244,329	(100.0)%

DELIVERIES INCLUDE EXTRAS

Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Includes 67 homes and $53.3 million and 3 homes and $1.3 million of contract backlog related to the assets and liabilities in the Northeast and West segments, respectively, that were acquired from a joint venture the Company closed out during the three months ended January 31, 2026.

(3) Includes 71 homes and $54.7 million and 49 homes and $32.9 million of contract backlog related to the assets and liabilities in the Northeast and Southeast segments, respectively, that were contributed to a joint venture the Company entered into during the three months ended January 31, 2026.

(4) Includes 8 homes and $5.0 million of contract backlog related to the assets and liabilities in the West segment that were contributed to a joint venture the Company entered into during the three months ended January 31, 2025.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.